Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF JUNE [_], 2004

BETWEEN

GREAT PLAINS ENERGY INCORPORATED,

AS ISSUER

AND

BNY MIDWEST TRUST COMPANY,

AS TRUSTEE

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01.	Definition Of Terms	1

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES

ARTICLE III
REDEMPTION OF THE NOTES

Section 3.01.	Special Event Redemption	4
Section 3.02.	Put Option	5
Section 3.03.	No Sinking Fund	5

ARTICLE IV
FORM OF NOTE

Section 4.01.	Form Of Note	5

ARTICLE V
ORIGINAL ISSUE OF NOTES

Section 5.01.	Original Issue Of Notes	5

ARTICLE VI
ORIGINAL ISSUE DISCOUNT

Section 6.01.	Original Issue Discount	6

ARTICLE VII
MISCELLANEOUS

Section 7.01.	Ratification of Indenture	6
Section 7.02.	Governing Law	6
Section 7.03.	Execution in Counterparts	6

(i)

ARTICLE VIII
REMARKETING

Section 8.01.	Remarketing Procedures.	6

(ii)

This FIRST SUPPLEMENTAL INDENTURE, dated as of June [_], 2004 (the "First Supplemental Indenture"), between Great Plains Energy Incorporated, a corporation duly organized and existing under the laws of the State of Missouri (the "Company"), and BNY Midwest Trust Company, as trustee (the "Trustee").

WHEREAS, the Company executed and delivered the Indenture, dated as of [_], 200[_] (the "Base Indenture"), to the Trustee, to provide for the issuance from time to time of the Company's unsecured senior debentures, notes, or other evidences of indebtedness (the "Securities"), to be issued in one or more series as may be determined by the Company under the Base Indenture; and

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its "Senior Notes initially due 2009" (the "Notes"), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture"); and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definition Of Terms. Unless the context otherwise requires:

      (a) unless defined in this First Supplemental Indenture, a term defined in the Base Indenture, and if not defined therein, in the Purchase Contract Agreement, and if not defined therein, in the Pledge Agreement, has the same meaning when used in this First Supplemental Indenture;

      (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

      (c) the singular includes the plural and vice versa;

      (d) the following terms have the meanings given to them in this Section 1.01(d):

     "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York City (in the State of New York) are permitted or required by any applicable law to close.

     "Pledge Agreement" means the Pledge Agreement, dated as of June [_], 2004, by and among the Company, BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), custodial agent and securities intermediary (the "Securities Intermediary"), and BNY Midwest Trust Company, as purchase contract agent and attorney-in-fact.

     "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of June [_], 2004, between the Company and BNY Midwest Trust Company, as purchase contract agent.

     "Remarketing Agreement" shall mean the Remarketing Agreement contemplated by Article VIII hereof, by and among the Company, BNY Midwest Trust Company, not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts, and the Remarketing Agent.

     "Remarketing Price" has the meaning set forth in Section 8.01(c)(iv) hereof, as applicable.

     "Reset Rate" has the meaning set forth in Section 8.01(e) hereof.

     "Separate Note" means the Separate Debt Security (as such term is defined in the Purchase Contract Agreement).

     "Separate Notes Purchase Price" means the Separate Debt Securities Purchase Price (as such term is defined in the Purchase Contract Agreement).

     "Subsequent Interest Payment Date" means, following the Reset Date, such semi-annual interest payment dates as may be established by the Company in its discretion.

     The terms "First Supplemental Indenture," "Company," "Trustee," "Base Indenture," "Securities," "Notes" and "Indenture" shall have the respective meanings set forth in the recitals to this First Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE NOTES

     Section 2.01 Designation and Principal Amount. There is hereby authorized a series of Securities designated as the "Senior Notes initially due 2009" (the "Notes") limited in aggregate principal amount to $[_] (or, $[_], if the underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full).

     Section 2.02. Maturity. Unless an earlier Special Event Redemption has occurred, the Notes shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Stated Maturity. The "Stated Maturity" shall mean February 16, 2009 unless extended by the Company in connection with a successful remarketing of the Notes pursuant to the Remarketing Agreement; provided that, (i) in no event shall such Stated Maturity be earlier than February 16, 2009; (ii) in connection with any successful remarketing of the Notes pursuant to the Remarketing Agreement, the Company shall have the right to extend the Stated Maturity to a date that is up to 10 years from the Reset Date; and (ii) if there shall have been a Failed Remarketing, the Stated Maturity shall remain February 16, 2009.

     Section 2.03. Form and Denomination; Global Notes. The Notes, interests in which comprise a component of Income PRIDES, shall initially be issued in certificated form in the name of BNY Midwest Trust Company, as Purchase Contract Agent, bearing identical terms as set forth herein. Notes, interests in which do not comprise a component of Income PRIDES, will be issued as book-entry Global Notes, registered in the name of Cede & Co. (as nominee for The Depository Trust Company, the initial Depositary for the Notes) bearing identical terms as set forth herein.

     The Notes may bear such legends as either the Purchase Contact Agent or the Depositary, respectively, may reasonably request.

     The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

     Section 2.04. Payment and Appointment. Principal of and interest on the Notes shall be payable at, and registration of transfers and exchanges in respect of the Notes may be effected at, the office or agency maintained by the Company in the Borough of Manhattan, City of New York. Payment of interest may be made, at the option of the Company, by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Notes may be served at the office or agency of the Company in the Borough of Manhattan, City of New York. The Paying Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office agency and such agent. The Trustee will initially be the Transfer Agent, Security Registrar and the Paying Agent for the Notes.

     Section 2.05. Interest.

      (a) The Notes shall bear interest at the per annum rate payable as follows: (i) quarterly in arrears at an initial rate of [_]% per annum payable each February 16, May 16, August 16 and November 16, commencing [_], 2004 to (but excluding) the Reset Date or, if there shall have been a Failed Remarketing, to (but excluding) February 16, 2009, and (ii) from and after the Reset Date, if any, semi-annually in arrears on the Subsequent Interest Payment Dates, at the Reset Rate (each, an "Interest Payment Date") until the principal hereof is paid or made available for payment. Semi-annual interest payments will include interest accrued from and including the immediately preceding Subsequent Interest Payment Date or, in the case of the first Subsequent Interest Payment Date following the Reset Date, from the Reset Date. If the Reset Date is not an Interest Payment Date, the Company shall on such Reset Date pay to the Holders on the Regular Record Date preceding the Reset Date (as if the Reset Date were an Interest Payment Date) the accrued and unpaid interest from the most recent Interest Payment Date to (but excluding) such Reset Date at the rate of interest in effect on the Notes prior to the Reset Date. If the Reset Date is not an Interest Payment Date, the interest payment described in the previous sentence attributable to Notes pledged as collateral pursuant to the Pledge Agreement (the "Pledged Notes") and held as a component of the Company's Income PRIDES initially issued on June [_], 2004 (the "Income PRIDES") shall be paid to the Collateral Agent. Interest on the Notes of this series will accrue from June [_], 2004.

      (b) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay); provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the corresponding Interest Payment Date.

     Section 2.06. Record Dates. Each installment of interest on a Note shall be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date for each Interest Payment Date, which, prior to the Reset Date, will be the Business Day prior to the relevant Interest Payment Date and, after the Reset Date, will be as determined by the Company in connection with the remarketing and the establishment by the Company of the Subsequent Interest Payment Dates.

     Section 2.07. No Charge of Registration of Transfer. No service charge shall be made for the registration of transfer or exchange of the Notes; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer.

ARTICLE III
REDEMPTION OF THE NOTES

     Section 3.01 Special Event Redemption. If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time ("Special Event Redemption") at a redemption price (the "Redemption Price") equal to, for each Note, the Redemption Amount plus accrued and unpaid interest thereon, if any, to (but excluding) the date of redemption (the "Special Event Redemption Date"). The Redemption Price payable with respect to any Pledged Notes will be paid to the Collateral Agent. Except as provided above, such Special Event Redemption shall be in accordance with Article III of the Base Indenture.

     Except in connection with a Special Event Redemption, the Notes will not be redeemable by the Company prior to the Stated Maturity.

     Section 3.02 Put Option. If each attempted remarketing has resulted in a Failed Remarketing, each Holder on the day immediately following the Purchase Contract Settlement Date shall have the right to require the Company to purchase such Holder's Notes on April 1, 2007 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, thereon (the "Repayment Price"). In order for the Notes to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, the Notes to be repurchased with the form entitled "Option to Elect Repayment", on the reverse of or otherwise accompanying such Notes duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of the Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

     Section 3.03. No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE IV
FORM OF NOTE

     Section 4.01. Form Of Note. The Notes and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE V
ORIGINAL ISSUE OF NOTES

     Section 5.01 Original Issue Of Notes. Notes in the aggregate principal amount of $[_] (or, $[_], if the underwriters' over-allotment option pursuant to the Underwriting Agreement is exercised in full) may from time to time, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 2.05 of the Base Indenture without any further action by the Company.

ARTICLE VI
ORIGINAL ISSUE DISCOUNT

     Section 6.01 Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes that are Outstanding as of the end of the year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VII
MISCELLANEOUS

     Section 7.01. Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

     Section 7.02. Governing Law. This First Supplemental Indenture and each Note shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.

     Section 7.03. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

ARTICLE VIII
REMARKETING

     Section 8.01. Remarketing Procedures.

      (a) Pursuant to the Remarketing Agreement, the Pledge Agreement and the Purchase Contract Agreement and as described below, the Company (i) may, at its option, and in its sole discretion, elect to cause the Remarketing Agent to remarket, in whole (but not in part), during one or more Three-Day Remarketing Periods during the Period for Early Remarketing, (A) the Pledged Notes of Income PRIDES holders who have not already settled the purchase contracts included in their Income PRIDES, and (B) any Separate Notes of Holders who have elected in the manner set forth herein to have their Notes so remarketed, for settlement on the third Business Day following an Early Remarketing Date on which a successful remarketing occurs, and (ii) unless the Notes have been successfully remarketed or a Special Event Redemption Date has occurred or will occur on or prior to the Purchase Contract Settlement Date, during the Final Three-Day Remarketing Period, cause the Remarketing Agent to remarket, in whole (but not in part), (A) the Pledged Notes of Income PRIDES holders who have not already settled the purchase contracts included in their Income PRIDES and who have failed to notify the Purchase Contract Agent, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle such purchase contracts in cash, and (B) any Separate Notes of Holders who have elected in the manner set forth herein to have their Notes so remarketed, for settlement on the Purchase Contract Settlement Date. Notwithstanding anything contained herein to the contrary, following a successful remarketing, there shall be no more remarketings of the Notes.

      (b) The Company will request, not later than seven nor more than 15 calendar days prior to each Remarketing Announcement Date, that the Depositary (or any successor or its nominee) notify the Depositary participants holding Notes of the remarketing.

      (c) On each Remarketing Announcement Date, the Company will announce (the "Remarketing Announcement") the proposed remarketing of the Notes. The Remarketing Announcement shall specify the following:

      (i)    that the Notes may be remarketed on any and all of the possible Remarketing Dates of the forthcoming Three-Day Remarketing Period, which dates shall be the fourth, fifth and sixth Business Days following such Remarketing Announcement Date;

      (ii)   (A) if the Remarketing Announcement relates to a remarketing to occur during the Period for Early Remarketing, that the Reset Date will be the third Business Day following the Remarketing Date on which there has been a successful remarketing; or

           (B) if the Remarketing Announcement relates to a remarketing to occur during the Final Three-Day Remarketing Period, that the Reset Date will be February 16, 2007 if there is a successful remarketing;

      (iii)  that the Reset Rate and Subsequent Interest Payment Dates for the Notes will be established, and that the Stated Maturity of the Notes may be extended by the Company, on the Remarketing Date and effective on and after the Reset Date;

      (iv)  (A) if the Remarketing Announcement relates to a remarketing to occur during the Period for Early Remarketing, that that the Reset Rate will equal the interest rate on the Notes that will enable the Notes to be remarketed at a price (a "Remarketing Price") equal to at least 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Notes Purchase Price, plus the applicable Remarketing Fee; or

           (B) if the Remarketing Announcement relates to a remarketing to occur during the Final Three-Day Remarketing Period, that that the Reset Rate will equal the interest rate on the Notes that will enable the Notes to be remarketed at a price (also a "Remarketing Price") equal to at least 100% of their aggregate principal amount, plus the applicable Remarketing Fee; and

      (v) the range of the Remarketing Fee.

On the Business Day immediately following the Remarketing Announcement Date, the Company will cause the Remarketing Announcement to be published in an Authorized Newspaper. In the event that all of the remarketing attempts during a Three-Day Remarketing Period are unsuccessful, the Company will cause a notice of the unsuccessful remarketing attempt to be published in an Authorized Newspaper no later than the second Business Day following the last Remarketing Date of such Three-Day Remarketing Period (which notice, if the unsuccessful remarketing attempt occurred during the Final Three-Day Remarketing Period, shall include the procedures that must be followed if a Holder of Notes wishes to exercise its right to put such Notes to the Company).

      (d) On or prior to the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of a proposed Three-Day Remarketing Period, Holders of Separate Notes may elect to have their Notes remarketed in the same manner as Pledged Notes by delivering their Separate Notes, along with a notice of such election to the Custodial Agent. The Company shall cause the Custodial Agent to hold the Separate Notes so delivered for remarketing in an account separate from the Collateral Account (as defined in the Pledge Agreement). Holders of Separate Notes electing to have those Notes remarketed will also have the right to withdraw the election on or prior to the second Business Day immediately preceding the first Remarketing Date of the proposed Three-Day Remarketing Period. Holders of Separate Notes may elect to have such Notes included in each remarketing attempt made by the Remarketing Agent during future Three-Day Remarketing Periods by re-delivering their Notes and notice of election in the manner described above.

      (e) Unless and until there has been a successful remarketing on a Remarketing Date, on each proposed Remarketing Date during each Three-Day Remarketing Period, the Company shall cause the Remarketing Agent to use its reasonable efforts to remarket the Notes that the Collateral Agent and the Custodial Agent shall have notified the Remarketing Agent have been tendered for, or otherwise are to be included in, the remarketing, at a price per $1,000 principal amount of the Notes such that the aggregate price for the aggregate principal amount of the Notes being remarketed on that date will be at least the Remarketing Price. The Remarketing Agent shall determine, in consultation with the Company, the reset interest rate that it believes will, when applied to the Notes (with any extension of the Stated Maturity as determined by the Company pursuant to 2.05 of this First Supplemental Indenture taken into account), enable the aggregate principal amount of the Notes being remarketed on such date to be sold at an aggregate price equal to at least the Remarketing Price. The reset interest rate established on the Remarketing Date on which a successful remarketing occurs shall be the "Reset Rate."

      (f) In the event of a successful remarketing, on the Remarketing Date, the Remarketing Agent shall notify (i) the Collateral Agent, the Custodial Agent, the Purchase Contract Agent, the Company, the Trustee, the Depositary and the Clearing Agency of the Reset Rate determined in such remarketing, the Subsequent Interest Payment Dates, any extension by the Company of the Stated Maturity of the Notes and the aggregate principal amount of Notes sold in such remarketing, (ii) each purchaser of the Reset Rate, the Subsequent Interest Payment Dates, the Stated Maturity of the Notes and the aggregate principal amount such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary participant to pay the purchase price on the Reset Date in same day funds against delivery of the Notes purchased through the Depositary's normal procedures. In addition, the Company will request the Depositary to notify its participants, no later than the Business Day next succeeding the Remarketing Date, of the Reset Rate, the Subsequent Interest Payment Dates and any extension of the Stated Maturity of the Notes.

      (g) In accordance with the Depositary's normal procedures, on the Reset Date, the transactions described above with respect to each Note tendered for purchase and sold in such remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Notes delivered by book entry as necessary to effect purchases and sales of such Notes. The Depositary shall make payment in accordance with its normal procedures.

      (h) In the event all remarketing attempts during a Three-Day Remarketing Period are unsuccessful, the Company shall cause the Remarketing Agent to return, no later than the Business Day immediately following the end of such Three-Day Remarketing Period, the Pledged Notes to the Collateral Agent and the Separate Notes delivered for remarketing to the Custodial Agent for return to the Holders. In addition, the Company shall cause the Custodial Agent to return such Separate Notes to their Holders, no later than the Business Day immediately following such unsuccessful remarketing attempt.

      (i) In no event shall the aggregate price for the Notes in a remarketing be less than (i) in the case of a remarketing during the Period for Early Remarketing, 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Notes Purchase Price or (ii) in the case of a remarketing during the Final Three-Day Remarketing Period, 100% of the aggregate principal amount of the Notes being remarketed ((i) or (ii), as applicable, the "Minimum Price"). A remarketing attempt on any Remarketing Date will be deemed unsuccessful if the (i) Remarketing Agent is unable to remarket the Notes for an aggregate price that is at least equal to the Minimum Price; or (ii) if a condition precedent to such remarketing is not fulfilled.

      (j) The Remarketing Agent shall not have any obligation whatsoever to purchase any Notes, whether a remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Notes for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under the Remarketing Agreement, and, without limitation of the foregoing, the Remarketing Agent shall not be deemed an underwriter of the remarketed Notes. The Company shall not be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.

IN WITNESS WHEREOF, Great Plains Energy Incorporated has caused this First Supplemental Indenture to be signed and acknowledged by its Vice President of Finance, Chief Financial Officer and Treasurer, and attested by its Senior Vice President - Corporate Services and Secretary, and BNY Midwest Trust Company has caused this First Supplemental Indenture to be signed and acknowledged by its Vice President, as of the day and year first written above.

GREAT PLAINS ENERGY INCORPORATED

By: ________________________________
Vice President - Finance, Chief Financial Officer and Treasurer

ATTEST:

________________________________
Senior Vice President - Corporate Services and Secretary

BNY MIDWEST TRUST COMPANY,
as Trustee

By: ________________________________
Vice President

EXHIBIT A

[IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT:] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GREAT PLAINS ENERGY INCORPORATED

SENIOR NOTE INITIALLY DUE 2009

     GREAT PLAINS ENERGY INCORPORATED, a corporation duly organized and existing under the laws of the State of Missouri (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [Cede & Co.][NAME OF OTHER REGISTERED HOLDER] or registered assigns, the principal sum of [___________] Dollars on the Stated Maturity (as defined on the reverse hereof). This Note shall bear interest at the per annum rate payable as follows: (i) quarterly in arrears at an initial rate of [_]% per annum on each February 16, May 16, August 16 and November 16, commencing [_] to (but excluding) the Reset Date or, if there shall be no Reset Date, until August 16, 2009, and (ii) from and after the Reset Date, if any, semi-annually in arrears on the Subsequent Interest Payment Dates, at the Reset Rate (each an "Interest Payment Date") until the principal hereof is paid or made available for payment. If the Reset Date is not an Interest Payment Date, the Company shall pay to the Holders on the Regular Record Date preceding the Reset Date (as if the Reset Date was an Interest Payment Date) the accrued and unpaid interest from the most recent Interest Payment Date to, but excluding, such Reset Date at the rate of interest in effect on the Notes prior to the Reset Date. If the Reset Date is not an Interest Payment Date, the interest payment described in the previous sentence attributable to Notes pledged as collateral pursuant to the Pledge Agreement (the "Pledged Notes") and held as a component of the Company's Income PRIDES initially issued on June [_], 2004 (the "Income PRIDES") shall be paid to the Collateral Agent. Interest on the Notes of this series will accrue from June [_], 2004.

     The amount of any interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay); provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the corresponding Interest Payment Date. Each installment of interest on this Note shall be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date for each Interest Payment Date, which, prior to the Reset Date, will be the Business Day prior to the relevant Interest Payment Date and, after the Reset Date, will be as determined by the Company in connection with the remarketing and the establishment by the Company of the Subsequent Interest Payment Dates.

     Principal of (and premium, if any) and interest on this Note shall be payable at, and registration of transfers and exchanges in respect of this Note may be effected at, the office or agency maintained by the Company in the Borough of Manhattan, City of New York. Payment of interest may be made, at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of this Note may be served at the office or agency of the Company in the Borough of Manhattan, City of New York.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

GREAT PLAINS ENERGY INCORPORATED

By:	________________________________
Name:
Title:

By:	________________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

Dated: [___________], [____]

This Note is one of the series of Securities designated, described or provided for in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By:	________________________________
Name:
Title:

(FORM OF REVERSE OF NOTE)

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued under an Indenture, dated as of [_], 200[_] (herein called the "Base Indenture"), and a First Supplemental Indenture, dated as of June [_], 2004 (herein called the "First Supplemental Indenture" and, together with the Base Indenture, and any amendments to either thereto, the "Indenture"), each between the Company and BNY Midwest Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

     Unless an earlier Special Event Redemption has occurred, this Note shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Stated Maturity. The "Stated Maturity" shall mean February 16, 2009 unless extended by the Company in connection with a successful remarketing of the Notes pursuant to the Remarketing Agreement; provided that, (i) in no event shall such Stated Maturity be earlier than February 16, 2009; (ii) in connection with any successful remarketing of the Notes pursuant to the Remarketing Agreement, the Company shall have the right to extend the Stated Maturity to a date that is up to 10 years from the Reset Date; and (ii) if there shall have been a Failed Remarketing, the Stated Maturity shall remain February 16, 2009.

     If the Notes are successfully remarketed in accordance with the Remarketing Agreement, the "Subsequent Interest Payment Date" shall mean, following the Reset Date, such semi-annual interest payment dates as may be established by the Company in its discretion.

     If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Notes in whole (but not in part) at any time at a Redemption Price equal to the Redemption Amount plus accrued and unpaid interest thereon to the Special Event Redemption Date.

     If this Note is not a component of Income PRIDES, the Holder of this Note may, on or prior to the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of a proposed Three-Day Remarketing Period, elect to have this Note remarketed in the same manner as Pledged Notes, by delivering this Note, along with a notice of such election to BNY Midwest Trust Company, as Custodial Agent, for remarketing in accordance with the Pledge Agreement.

     If a Failed Remarketing occurs, the Holder of this Note on the day immediately following the Purchase Contract Settlement Date shall have the right to require the Company to purchase this Note on April 1, 2007 (the "Put Option Exercise Date"), upon at least three Business Days' prior notice, at a price equal to 100% of the principal amount of this Note, plus accrued and unpaid interest, if any, thereon (the "Repayment Price").

     In order for this Note to be so repurchased, the Company must receive, on or prior to 5:00 p.m. New York City Time on the third Business Day immediately preceding the Put Option Exercise Date, at the then principal executive offices of the Company, this Note with the form entitled "Option to Elect Repayment", on the reverse of or otherwise accompanying this Note duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Notes for repayment shall be determined by the Company, whose determination shall be final and binding. The payment of the Repayment Price in respect of the Notes shall be made no later than 12:00 noon, New York City time, on the Put Option Exercise Date.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action, suit or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of an Event of Default with respect to the Notes and the continuance thereof, the Holders of a majority in the aggregate principal amount of the Securities of all series at the time outstanding in respect of which an Event of Default shall have occurred and be continuing, considered as one class, shall have made written request to the Trustee to institute such action, suit or proceeding in respect of such Event of Default as Trustee and offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such exchange or transfer.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay $______ principal amount of the within Note, pursuant to its terms, on the "Put Option Exercise Date," together with any interest thereon accrued but unpaid to the date of repayment, to the undersigned at:

______________________________________________________________________
(Please print or type name and address of the undersigned)

and to issue to the undersigned, pursuant to the terms of the Note, a new Note or Note representing the remaining aggregate principal amount of this Note.

     For this Option to Elect Repayment to be effective, this Note with the Option to Elect Repayment duly completed must be received by the Company at its principal executive office, Attn: Secretary, no later than 5:00 p.m. on the third Business Day prior to April 1, 2007.

Dated:

Signature:____________________

Signature Guarantee:___________

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Note without alternation or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Senior Note initially due 2009 to:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Insert assignee's social security or tax identification number)

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Insert address and zip code of assignee) and irrevocably appoints

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
agent to transfer this Note on the Register. The agent may substitute another to act for him or her.

Date:___________________

Signature:______________________
Signature Guarantee:_____________

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.